Exhibit 99.2

Isoray To Announce Second Quarter Fiscal 2019 Financial Results on February 12, 2019

Conference Call is February 12 at 4:30 p.m. ET/1:30 p.m. PT

RICHLAND, WASH., Jan. 30, 2019 (GLOBE NEWSWIRE) --  Isoray, Inc. (NYSE AMERICAN: ISR), a medical technology company and innovator in seed brachytherapy powering expanding treatment options throughout the body, today announced that it will host a conference call to discuss its financial results for the second quarter fiscal 2019 ended December 31, 2018 on Tuesday, February 12, 2019, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the second quarter fiscal 2019 after the close of the U.S. stock markets on February 12, 2019.

To listen to the conference call, please dial 866-682-6100. For callers outside the U.S., please dial 862-298-0702.

The conference call will be simultaneously webcast and can be accessed at https://www.investornetwork.com/event/presentation/42028 by clicking on the link. The webcast will be available until May 12, 2019 following the conference call. A replay of the call will also be available by phone and can be accessed by dialing 877-481-4010 and providing reference number 42028. For callers outside the U.S., please dial 919-882-2331 and provide reference number 42028. The replay will be available beginning approximately 1 hour after the completion of the live event, ending at 4:30 pm Eastern Time on February 19, 2019.

About Isoray
Isoray, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy treatment options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook and follow us on Twitter @Isoray.

Contact

Investor Relations: Mark Levin (501) 255-1910

Media and Public Relations: Sharon Schultz (302) 539-3747